Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

Registration Statement Under

The Securities Act Of 1933

(Form Type)

TETRA TECHNOLOGIES, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Other	5,200,000 shares	$2.80	$14,560,000	$110.20 per $1,000,000	$1,604.51
Total Offering Amounts							—
Total Fee Offsets(3)							—
Net Fee Due							$1,604.51

(1) The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 5,200,000 additional shares of common stock, par value $0.01 per share (“Common Stock”) of TETRA Technologies, Inc., a Delaware corporation (the “Registrant”), that may be delivered with respect to awards under the TETRA Technologies Inc. Second Amended and Restated 2018 Equity Incentive Plan (as amended from time to time, the “Plan”) and additional shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the terms and conditions of the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock as may be necessary to adjust the number of shares of Common Stock that may become issuable by reason of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Plan.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares of Common Stock have been estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act and based upon the average of the high and low sales prices of the shares of Common Stock as reported on The New York Stock Exchange on May 25, 2023 (a date within five business days prior to the date of filing the Registration Statement).Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Stock that may become issuable pursuant to the adjustment or anti-dilution provisions of the Plan.

(3) The Registrant does not have any fee offsets.